Exhibit 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-46920 of Servidyne, Inc. and subsidiaries on Form S-8 of our report dated July 11, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards Board No. 123(R), Stock Based Payment, on May 1, 2006), appearing in this Annual Report on Form 10-K of Servidyne, Inc. and subsidiaries for the year ended April 30, 2007.

/s/ Deloitte & Touch LLP

Atlanta, Georgia July 17, 2007